DALE MATHESON CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:

Vancouver	Robert J. Burkart, Inc.	James F. Carr-Hilton Ltd.	Kenneth P. Chong Inc.
	Alvin F. Dale Ltd.	Barry S. Hartley, Inc.	Reginald J. LaBonte Ltd.
	Robert J. Matheson, Inc.	Rakesh I. Patel Inc.	
South Surrey	Michael K. Braun Inc.	Peter J. Donaldson, Inc.	
Port Coquitlam	Wilfred A. Jacobson Inc.	Fraser G. Ross, Ltd.	Brian A. Shaw Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2007 Retainer Stock Plan for Employees, Directors and Consultants of Entourage Mining Ltd. (the "Plan") and the registration of 100,000 common shares under the Plan, of the following:

Our report dated April 27, 2006 to the Stockholders and Board of Directors on the financial statements of the Company as at December 31, 2005 and 2004 and for the years then ended included in the Company's filings on Form 20-F/A and 20-F filed with the Securities and Exchange Commission on July 5, 2006 and July 3, 2006 respectively.

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
June 8, 2007

Vancouver Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam Suite 700 - 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971